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                                                                     Exhibit 5.1
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                                October 17, 2001

Southpoint Residential Mortgage Securities Corporation
Morgan Keegan Tower
Fifty Front Street
Memphis, Tennessee 38103

Dear Ladies and Gentlemen:

     We have acted as counsel to Southpoint Residential Mortgage Securities Corporation, a Tennessee corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended by pre-effective Amendment No. 1 thereto (the "Registration Statement"), with respect to the proposed sale by the Company of up to $250,000,000 in aggregate principal amount of pass-through certificates and asset-backed notes, issuable from time to time in one or more series (the "Securities"). As set forth in the Registration Statement, each series of Securities will be issued under and pursuant to the conditions of a pooling and servicing agreement, trust agreement or indenture (each, an "Agreement") among the Company, a trustee (the "Trustee") and, where appropriate, a servicer (the "Servicer"), each to be identified in the prospectus supplement for such series of Securities. In this capacity, we have examined the Registration Statement, the Company's Amended and Restated Charter, Bylaws and forms of each Agreement, as filed or incorporated by reference as exhibits to the Registration Statement, and the forms of Securities included in any Agreement so filed or incorporated by reference in the Registration Statement and such other materials as we have deemed necessary to the issuance of this opinion.

     On the basis of the foregoing, we are of the opinion that:

     1. The Company has been organized and is existing as a corporation under the laws of the State of Tennessee.

     2. When any Agreement relating to a series of Securities has been duly authorized by all necessary action and has been duly executed and delivered by the parties thereto, such Agreement will constitute a valid, legal and binding agreement of the Company, enforceable against the Company to the extent that the Company is a party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.
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Southpoint Residential Mortgage Securities Corporation
October 17, 2001
Page 2


     3. When a series of Securities has been duly authorized for sale by all necessary action (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated in accordance with the provisions of the related Agreement, and issued to, delivered to and paid for by the purchasers thereof, such series of Securities will be (a) legally and validly issued for adequate consideration, (b) the securityholders thereof will be entitled to the benefits provided by the related Agreement pursuant to which such series of Securities were issued and with respect to Securities that are asset-backed notes such notes will be binding obligations of the related owner trust established by the Company and (c) no securityholders will be subject to any further assessment in respect of the purchase price of his or her Securities.

     The foregoing opinions are limited to matters of the laws of the United States of America and State of Tennessee. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                    Very truly yours,


                                    /s/ Hunton & Williams